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                                                                   EXHIBIT 23.2

                         CONSENT OF INDEPENDENT AUDITORS

INDEPENDENT AUDITOR'S CONSENT



We hereby consent to the inclusion in this Registration Statement on Form SB-2 of Return Assured Incorporated, formerly known as Hertz Technology Group, Inc., of our report dated October 26, 2000 on the consolidated financial statements of Hertz Technology Group, Inc and Subsidiaries appearing in the Annual Report on Form 10-KSB, as amended, of Return Assured Incorporated for the year ended August 31, 2000. We also consent to the reference to our Firm under the caption "Experts".

Goldstein Golub Kessler LLP
New York, New York
February 12, 2002